                                                                         Ex-10.M

                            INDEMNIFICATION AGREEMENT

          AGREEMENT, effective as of the 9th day of August, 1999, between NAPCO SECURITY SYSTEMS, INC., a Delaware corporation (the "Company"), and the individuals listed on the signature page (each an "Indemnitee" and collectively the "Indemnitees").

          WHEREAS, Indemnitee is a director, officer or employee of the Company; and

          WHEREAS, both the Company and the Indemnitee recognize the risk of litigation and other claims being asserted against corporate agents or public companies in today's environment; and

          WHEREAS, the Articles of Incorporation and Bylaws of the Company permit the Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized or permitted by law.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Certain Definitions.

               (a) Approved Counsel shall mean any attorney or law firm located and selected by an Indemnitee and reasonably acceptable to the Company.

               (b) Board of Directors shall mean the Board of Directors of the Company.

               (c) Claim shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that an Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other and shall also include litigation of the type described in Section 3(b), 3(c) or 5.

               (d) Expenses shall include attorneys' fees of approved counsel and all other costs, expenses, disbursements, and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event, including any litigation described in Section 3(b), 3(c) or 5 together with interest calculated at the Company's average cost of funds for short-term borrowings, accrued from the date of payment of such expense of the date Indemnitee received reimbursement therefor.

               (e) Indemnifiable Event shall mean any event or occurrence related to the fact that an Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by an Indemnitee in any such capacity. Without limitation of an indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which twenty (20%) percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

          2. Basic Indemnification Arrangement. If an Indemnitee was, is or becomes at any time a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify such Indemnitee to the fullest extent now or hereafter authorized or permitted by law as soon as practicable but in any event no later than fifteen
(15) days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed against an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two (2) business days of such request) any and all Expenses to an Indemnitee (an "Expense Advance"), provided however, the Indemnitee must sign an undertaking to reimburse the Company for such Expenses if it is ultimately determined that the Indemnitee was not entitled to indemnification with respect to the Claim. As to any action or suit by or in the right of the Company, such indemnification shall be subject to the provisions of Section 145(b) of the DGCL.

          3. Payment. (a) Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2 shall in no event be deemed to preclude any right to indemnification to which an Indemnitee may be entitled under the Delaware General Corporation Law (the "DGCL").

               (b) In the event an Indemnitee seeks indemnification in a proceeding initiated by such Indemnitee (other than a proceeding under Section 3(c) hereof), the obligations of the Company under Section 2 shall be subject to the requirement that such proceeding was specifically authorized, or later ratified, by the Company.

               (c) If the Company refuses to indemnify an Indemnitee for any reason whatsoever and such Indemnitee substantively would be permitted to be indemnified in whole or in part under applicable law, such Indemnitee shall have the right to commence litigation in any court in the States of New York or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such refusal by the Company or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process relating thereto and hereby consents to personal jurisdiction of any such court and agrees of appear in any such proceeding. In any such litigation, an Indemnitee shall be entitled to the benefits of the burden of proof presumption provided in Section 7 hereof.

          4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against an Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

          5. Indemnification for Additional Expenses. The Company shall indemnify Indemnitees against any and all Expenses (including attorneys' fees) and, if requested by such Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or payment of Expenses by the Company or advance of expenses under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          6. Partial Indemnity, Etc. If an Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Indemnitee for the portion thereof to which such Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that such Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, such Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event.

          7. Burden of Proof. In connection with any determination hereunder or otherwise, including any litigation of the sort described in Section 3(b) or 3(c), as to whether an Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that such Indemnitee is not so entitled.

          8. No Adverse Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that an Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          9. Nonexclusivity, Etc. The rights of an Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Bylaws or the DGCL or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than those currently afforded under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that such Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          5. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, an Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

          6. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against an Indemnitee, an Indemnitee's spouse, heir, executors or personal or legal representatives from and after the date hereof.

          7. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a waiver.

          8. Subrogation. In the event of payment under this Agreement to an Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          9. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, an Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, such Indemnitee shall be entitled, if such Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages or reimbursements for costs, expenses, or disbursements, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as such Indemnitee may elect to pursue.

          10. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, assigns, spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether an Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request or in any other capacity, such as agent or consultant.

          11. Severability; Several Obligations. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provisions within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and with respect to all other Indemnitees and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. The indemnities afforded hereby are several and not joint obligations, and no requirement of joinder, common pleadings, joint request or the like shall be needed for any single Indemnitee to enjoy the rights hereby afforded.

THE INDEMNITOR:

NAPCO SECURITY SYSTEMS, INC.


By: /s/
    ----------------------------------
Name: Richard Soloway
Title: President


                                         THE IMDEMNITEES:


                                         /s/
                                         ---------------------------------------
                                                  Richard Soloway


                                         /s/
                                         ---------------------------------------
                                                  Kevin S. Buchel


                                         /s/
                                         ---------------------------------------
                                                  Randy Blaustein


                                         /s/
                                         ---------------------------------------
                                                  Andrew J. Wilder